UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 24, 2012
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FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Irving, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e)	Departure of Directors of Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to incentive compensation programs and other matters.

On August 24, 2012, the compensation committee of the Board of Directors of FelCor Lodging Trust Incorporated modified the company's performance-based compensation programs to incorporate total stockholder return (“TSR"), which the committee believes reflects best practices and investor expectations. (TSR is a market-based measure of the change in value of an investment in a company's shares, taking into account share price appreciation and dividends paid, over a defined time period.)

The committee engaged Pay Governance LLC, a consulting firm with expertise in executive compensation, to assist the committee in its deliberations. Pay Governance performed various analyses and made certain recommendations, including how to incorporate TSR into the company's existing performance-based compensation programs, the composition of the peer group to be used for measuring relative performance and the magnitude of restricted stock unit awards made to the company's executive officers. Pay Governance only provides services to the committee and provides no other services to management or the company.

Annual Cash Incentive Compensation Program. Previously, annual cash bonus compensation and annual stock grants for executives were determined with reference to financial performance (weighted 50% at target), corporate non-financial performance (weighted 25% at target) and individual performance (weighted 25% at target). Effective with respect to annual bonuses to be paid in respect of 2013, (unless and until the committee determines to use absolute TSR or another market-based performance metric) prior year relative TSR will be an additional performance criterion (weighted 20% at target), and the relative weight assigned to the other non-financial performance criteria will be reduced to 15%, each, at target. Specific performance criteria are typically determined by the committee in February of each year. For purposes of determining annual cash incentive compensation, relative TSR is determined by using the weighted-average trading price of the company's common stock and its peers' common stock for the 20 trading days immediately preceding the beginning and end of the relevant year.1 In addition, Mr. Smith's target annual cash incentive compensation increased from 100% to 125% of base salary, which is the mid-point between the threshold and superior levels applicable to him (50% and 200%, respectively); no other changes were made to the annual bonus formulas for our executive officers.
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1 The committee, with the assistance of Pay Governance, selected the following companies, all of which are comparable in size, scope of business and assets and have shares that trade on the New York Stock Exchange and compete for the same investors, as representative peers: Ashford Hospitality Trust, DiamondRock Hospitality Company, Gaylord Entertainment Company, Hersha Hospitality Trust, Hospitality Properties Trust, LaSalle Hotel Properties, RLJ Lodging Trust, Strategic Hotels & Resorts, Inc., Summit Hotel Properties, Inc. and Sunstone Hotel Investors, Inc. The committee believes reference to these companies provide a meaningful indicator of the relative company's relative market performance.

Equity-Based Long-Term Incentive Compensation. The committee also changed the way it would administer the company's equity-based long-term incentive compensation program for the company's executive officers.

Previously, the program called for annual grants of restricted equity determined partly based on prior-year performance and vest in equal annual increments over three years. Beginning with annual grants to be made in 2013 and in subsequent years, the company will award each executive officer restricted stock units (“RSUs”) entitling that executive officer to earn shares of common stock based upon relative TSR over ensuing periods of two, three and four years. The target number of shares issuable upon vesting will be determined when the award is made, based upon that executive's base salary at that time (target awards will be valued for Mr. Smith at 275% of his base salary and for our other executive officers at 175% of their respective base salaries). These target levels are higher than in previous years because the awards are entirely at-risk until they vest, unlike the previous performance-based awards. Relative TSR will be measured from the calendar year prior to the award date through the award year and the second and third calendar years following the award year (each, a “Performance Period”), with reference to TSR for the company's peers. Relative TSR over a Performance Period will be determined by using the weighted-average trading price of the company's common stock and its peers' common stock for 20 trading days immediately preceding the start and end of the Performance Period. Restricted stock units will be eligible to vest, and the underlying shares of the company's common stock will be issued, at the end of the year following the relevant Performance Period, based on the performance schedule included in Exhibit 10.1 to this current report. To the extent threshold performance is not achieved for a Performance Period, the relevant portion of an award will be forfeited.

If an award under the Company's equity-based long-term compensation program contemplates issuing more shares than the Company's equity compensation plan has available or allows to be issued, the excess above what is available or allowed, upon vesting, will be settled in cash, based on the then-current value of the excess shares that would otherwise have been issued. In addition, Dividends will not be paid currently with respect to unvested restricted stock units; instead, dividends will accrue and be paid only to the extent shares are issued, or the cash value thereof is paid, when such restricted stock units vest.

The foregoing summary is qualified in its entirety by the description of FelCor's performance-based incentive compensation program for executive officers contained in Exhibit 10.1 to this current report.

Amendment and Restatement of the Executive Employment Agreement with Richard A. Smith.

The company and Mr. Smith are parties to an executive employment agreement, entered into in October 2007. That agreement had an initial term that ended on January 1, 2012; however the term of the agreement (by its terms) is automatically extended for successive one-year periods unless a notice of non-renewal is delivered at least six months prior to the end of the then-current term. With the passage of time, certain provisions of that agreement became outdated or irrelevant; however, rather than enter into a new long-term agreement employment agreement with Mr. Smith, on August 24, 2012, the committee authorized certain amendments to

Mr. Smith's current employment agreement (thereby retaining the renewing one-year term). The approved amendments take into account the foregoing changes to the Company's performance-based compensation programs, eliminate provisions relating to an earlier equity grant that are no longer relevant due to the passage of time, confirm his current annual base salary of $721,000 and eliminate a variable measure of potential severance payable upon termination of his employment under certain defined circumstances (from 18 months to four years of his then-current base salary, depending on the remaining term) in favor of a fixed amount (twice his then-current base salary). The company expects to enter into an amended and restated agreement with Mr. Smith that reflects the foregoing changes during the current quarter.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
10.1	Revised Performance-Based Annual Incentive Compensation Programs For Executive Officers

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 30, 2012	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Revised Performance-Based Annual Incentive Compensation Programs For Executive Officers

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